GUARANTY

          WHEREAS, EIF HOLDINGS,  INC., a Hawaii corporation ("Buyer"),  and LEO
     J. MANTA, STEVEN A. MANTA, MICHAEL J. CHAKOS, JOHN L. MANTA, ALLAN DeLANGE, JOHN L. MANTA, as TRUSTEE OF ZACHARY MANTA TRUST, JOHN L. MANTA, as TRUSTEE OF ERICA MANTA TRUST, JOHN L. MANTA, as TRUSTEE OF ALEXANDER MANTA TRUST, LEO G. MANTA AND JON S. CLAYPOOL (collectively, the "Sellers") are parties to a certain Stock Purchase Agreement dated September 30, 1997 (the "Stock Purchase Agreement"), whereby the Buyer has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer, all of the outstanding capital stock of J.L. Manta, Inc., an Illinois corporation (the "Company").

         WHEREAS, in consideration of the Sellers selling, transferring, assigning, and delivering to the Buyer all of its right, title and interest in and to the Shares of the Company, the Buyer has agreed to pay the Sellers, in accordance with and in the amount specified in Section 2(b) of the Stock
Purchase Agreement, the sum of Seven Million Six Hundred Thousand ($7,600,000.00) Dollars, with Two Million, Two Hundred Thirty-Five Thousand, Three Hundred and Twelve ($2,235,312.00) Dollars, in the aggregate, to be paid to the Sellers in the form of Convertible Promissory Notes issued by the Buyer (the "Convertible Promissory Notes");

         WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Buyer has agreed to enter into Retention Bonus Agreements with certain key employees of the Company (the "Retention Bonus Agreements") pursuant to which such employees shall be paid up to Nine Hundred Thousand ($900,000.00) Dollars, with Six Hundred Thirty-Five Thousand, Two Hundred Ninety-One and 99/100 ($635,291.99) Dollars paid at the Closing and Two Hundred Sixty-four Thousand, Seven Hundred Eight and 01/100 ($264,708.01) Dollars to be paid subsequent to the Closing (such payments as are to be paid after the Closing pursuant to the Retention Bonus Agreements being hereinafter referred to as the "Retention Bonus Payments");

         WHEREAS, the obligations of the Buyer under the Convertible Promissory Notes and the Retention Bonus Agreements are subject to certain rights of recoupment by the Buyer pursuant to Section 8(g) of the Stock Purchase Agreement with respect to any claims of Buyer arising under the Stock Purchase Agreement or the Sellers' Transaction Documents (the "Recoupment Rights"), which recoupment rights may result in a reduction of the payments due from Buyer either under the Convertible Promissory Notes or the Retention Bonus Agreements;

         WHEREAS, in accordance with the terms and conditions of the Stock Purchase Agreement, and the terms and conditions of this Guaranty, the undersigned has agreed to jointly and severally guaranty the Buyer's obligation to make payments of principal, interest and other costs and expenses when due, whether at maturity or earlier, by reason of acceleration or otherwise, under and pursuant to the Convertible Promissory Notes and Buyer's obligation to make the Retention Bonus Payments when payable, either as scheduled or earlier by reason of acceleration of otherwise under and pursuant to the Retention Bonus Agreements, as the amount or timing of such payments may be reduced or changed pursuant to and specifically in accordance with the procedures set forth in
Section 8(g) of the Stock Purchase Agreement (collectively, the "Payment Obligations"); and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the Sellers to enter into the Stock Purchase Agreement with the Buyer, the undersigned hereby guarantees the Buyer's full performance and observance of the Payment Obligations, and expressly agrees that the validity of this Guaranty, and the obligations of the undersigned hereunder, shall in no manner be terminated, effected or impaired by reason of (a) the validity or enforceability of the Payment Obligations or of any document evidencing the Payment Obligations, (b) the granting by the Sellers of any consents, waivers or other indulgences to the Buyer or by the reason of the assertion by the Sellers against the Buyer of any of the rights or remedies reserved to the Sellers pursuant to the Payment
Obligations, or (d) the relief of the Buyer from the Payment Obligations by operation of law or otherwise (including, without limitation, the rejection or subordination of said Payment Obligations in connection with the proceedings under the state or federal bankruptcy or insolvency laws now or hereinafter enacted), the undersigned hereby waiving all suretyship defenses or other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         It is expressly stated in this Guaranty and agreed that the obligations of the undersigned do not include any obligation of the Buyer to convert the Payment Obligations into shares of the Buyer's stock, and the undersigned shall have no liability hereunder as a result of any failure of Buyer to convert the Payment Obligations into shares of the Buyer's stock or to provide the Sellers with any of the Alternative Compensation Arrangements, as defined in the Stock Purchase Agreement,

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

         This Guaranty shall be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until all of the Payment Obligations (including any extensions thereof) and all costs and expenses payable by the undersigned hereunder shall have been indefeasibly paid in full. This Guaranty may be enforced by the Sellers notwithstanding the delivery of any Default Notice under the terms of the Convertible Promissory Notes. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Sellers to the Payment Obligations is or must be rescinded by the Sellers for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Buyer), the Payment Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Sellers, and this Guaranty shall continue to be effective or reinstated, as the case may be, as to the Payment Obligations as if any such application had not been made. Notwithstanding the foregoing, in the event that the Buyer fails to make payment of the Payment Obligations, as such Payment Obligations become due and payable, the Sellers agree to give notice of such default to the undersigned, and the undersigned shall have twenty (20) days from the date of such notice to cure Buyer's default (the "Cure Period"). During the Cure Period, and after the Cure Period in the event that the default has been cured, each of the Sellers agrees not to exercise any of his rights and remedies under the Convertible Promissory Notes and the Retention Bonus Agreements, including, without limitation, any right to accelerate the Payment Obligations, arising as a result of such default. Sellers are hereby authorized, without notice or demand, and without affecting the liability of the undersigned hereunder, to at any time and from time to time (i) renew, extend, modify, accelerate or otherwise change the time for payment of, or other terms of the Payment Obligations; (ii) accept partial payments on the Payment Obligations, (iii) take and hold security or collateral for the payment of the Payment Obligations guaranteed hereby, (iv) apply such security or collateral and direct the order or manner of sale thereof as in their sole discretion they may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Payment Obligations and any security and collateral therefor in any manner, without affecting or impairing the obligations of the undersigned hereunder.

         It is agreed that the failure of the Sellers to insist in one or more instances upon the strict performance or observance of the Buyer's Payment Obligations under the Convertible Promissory Notes or Retention Bonus Agreement or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment of any of the Payment Obligations, but the same shall continue and remain in full force and effect.

          Representations, Warranties and Covenants. The Undersigned represents, warranties and covenants to Sellers that:

          i. The statements contained in this Guaranty are true and correct.

                  ii. The execution, delivery, and performance by the undersigned of this Guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the undersigned's charter or bylaws or (b) violate any law, rule, regulation, order, writ, judgment, decree, or award.

                  iii. This Guaranty, when duly executed and delivered, will constitute a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

         The undersigned waives all defenses, counterclaims and offsets of any kind or nature with respect to this Guaranty, including, without limitation, any defense, counterclaim or offset in connection with the validity and/or enforceability of this Guaranty, arising directly or indirectly from any agreement, instrument or document executed and delivered, by the Buyer to Sellers. To the extent the Buyer has exercised its Recoupment Rights, the undersigned is entitled to any reduction or deferral of the Payment Obligations in accordance with the applicable terms of the Convertible Promissory Notes, the Retention Bonus Agreements and Section 8(g) of the Stock Purchase Agreement.

         Until all of the Payment Obligations are paid in full, the undersigned waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution, assignment, implied contract or any other claim which it may now or hereafter have against the Buyer or any other person directly or contingently liable for the Payment Obligations, or against or with respect to the Buyer's property, arising from the existence or performance of this Guaranty. In furtherance, but not in limitation, of the preceding waiver, the undersigned agrees that, with respect to any claim of the Sellers, any payment to Sellers by the undersigned pursuant to this Guaranty shall be deemed a contribution to the capital of the Buyer and any such payment shall not constitute the undersigned a creditor of the Buyer.

         The undersigned waives any right to assert against Sellers as a defense, counterclaim, set off or cross claim to the payment or performance of Payment Obligations, any defense (legal or equitable) set off, counterclaim or claim which the undersigned may now or at any time or times hereafter have against the Buyer or any other party liable to the Sellers in any way or manner.

         The undersigned hereby waives notice of the following events or occurrences and agrees that the Sellers may do any or all of the following in such manner, upon such terms and at such times as the Sellers deem advisable without in any way impairing, affecting, reducing or releasing the undersigned from Payment Obligations: (i) Sellers' acceptance of this Guaranty; (ii) presentment, demand, notices of default , non-payment, partial payment and protest, and all other notices or formalities to which the undersigned may be entitled (other than the notices provided for in this Guaranty); (iii) Sellers' heretofore, now or at any time or times hereafter granting to the Buyer (and any other party liable to Sellers on account of the Payment Obligations) of any indulgences or extensions of time of payment of the Payment Obligations; and
(viii) Sellers' heretofore, now or at any time or times hereafter, accepting from the Buyer or any other party any partial payment or payments on account of the Payment Obligations or Sellers settling, subordinating, compromising, discharging or releasing the same.

         No assignment or other transfer of the Payment Obligations, or any interest therein or rights thereunder, shall operate to extinguish or diminish the liability of the undersigned guarantor under this Guaranty; and whenever reference is made to any Payment Obligation of the Buyer in the Convertible Promissory Notes or the Retention Bonus Agreements such reference shall be deemed likewise to refer to the undersigned guarantor.

         The undersigned agrees to pay on demand all out of pocket costs and expenses (including the reasonable fees and expenses of counsel for any of the Sellers') of the Sellers in connection with the enforcement of this Guaranty, whether in any action, suit or litigation, any bankruptcy, insolvency or other proceeding of any nature.

         It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the Sellers and their successors and assigns, and shall be binding upon the undersigned and its successors and assigns.

         Capitalized terms used herein shall have the same meanings that such terms have when used in the Stock Purchase Agreement unless the context clearly requires otherwise or otherwise defined herein this Guaranty. All rights, duties and remedies of the parties shall be governed as to interpretation, validity, effect and enforcement, and will be governed in all other respects, by the laws of the State of Illinois.

         IN WITNESS WHEREOF, the undersigned guarantor has duly executed this instrument this ______ day of October, 1997, as a sealed instrument.


                                                     AMERICAN ECO CORPORATION



                       By:_______________________________
                         Michael E. McGinnis, President



                                             STATE OF ________________
                                                         October ___, 1997

         Then personally appeared the above-named Michael E. McGinnis, President of American Eco Corporation and acknowledged that he is authorized to execute this instrument and that it is his free act and deed and that of American Eco Corporation, before me,




                                  Notary Public
                             My Commission Expires:

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

The provisions of this Guaranty are hereby accepted and agreed as of November 18, 1997.


-------------------------------             ---------------------------------
Leo J. Manta                                Steven A. Manta


-------------------------------             ---------------------------------
Michael J. Chakos                           John L. Manta



-------------------------------             ---------------------------------
Allen DeLange                               John L. Manta, as Trustee of
                                            Zachary Manta Trust


-------------------------------             ---------------------------------
Leo G. Manta                                John L. Manta, as Trustee of
                                            Alexander Manta Trust


-------------------------------             ----------------------------------
Jon S. Claypool                             John L. Manta, as Trustee of
                                            Erica Manta Trust

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